Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the ProSight Global, Inc. 2019 Equity Incentive Plan and the ProSight Global, Inc. 2019 Employee Stock Purchase Plan of our report dated March 7, 2019, with respect to the consolidated financial statements of ProSight Global Holdings Limited, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

July 25, 2019